Exhibit 10.1

[Cassava Sciences, Inc. letterhead]

Amendment to Employment Agreement

On May 20, 2024, the Compensation Committee of the Board of Directors of Cassava Sciences, Inc. directed that the employment agreement for Eric Schoen (“the Executive”) shall be immediately amended to include a ‘change-in-control’ clause. This amendment (the “Amendment”) is therefore made between the Executive and Cassava Sciences, Inc. (the “Company” and together with Executive hereinafter referred to as the “Parties”) as of this May 20, 2024.

Witnesseth:

WHEREAS, the Parties previously entered into an employment agreement, executed on October 9, 2018 (the “Employment Agreement”); and

WHEREAS, the Company now wishes to amend the Employment Agreement as set forth below, and the Executive agrees to such amendment.

NOW, THEREFORE, for good and valuable consideration, the Parties mutually agree that the Employment Agreement is hereby amended as follows:

1.	The following section is inserted immediately following item 13. of the Employment Agreement and shall constitute item 14. of the Employment Agreement:

“In the event your employment with Cassava Sciences is terminated without cause after a “Change in Control” (as defined herein) you will be paid your regular base salary, and you will continue to receive employment benefits, for a period of 12 months following your last date of employment with the Company. A ‘Change-in-Control’ means the acquisition of 51% or more of Cassava Sciences’ then outstanding shares at the time of a Change-in-Control transaction, provided, however, that you sign and do not revoke an employment separation and release agreement, and further provided, however, that for purposes of this Paragraph 14, raising capital through the issuance of equity by the Company shall not constitute a Change-in-Control.”

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

Cassava Sciences, Inc.		Executive

By:	/s/ Remi Barbier	By:	/s/ Eric Schoen

Name: Remi Barbier			Eric Schoen

Title: President and CEO